                                                REGISTRATION NO. 33-

            RELATED TO REGISTRATION NO. 33-3816, FILED MARCH 6, 1986
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                NORTH CAROLINA                                  56-0556998
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                     Identification No.)

                               1915 REXFORD ROAD
                             POST OFFICE BOX 33068
                        CHARLOTTE, NORTH CAROLINA 28233
                                 (704) 364-3120
                    (Address of Principal Executive Offices)

                          PIEDMONT NATURAL GAS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                         MARTIN C. RUEGSEGGER, ESQUIRE
                       PIEDMONT NATURAL GAS COMPANY, INC.
                        CORPORATE COUNSEL AND SECRETARY
                               1915 REXFORD ROAD
                             POST OFFICE BOX 33068
                        CHARLOTTE, NORTH CAROLINA 28233
                    (Name and Address of Agent for Service)

                                 (704) 364-3120
         (Telephone Number, including Area Code, of Agent for Service)
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

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- -----------------------------------------------------------------------------------------------
                                                           PROPOSED
                                                            MAXIMUM             AMOUNT OF
                 TITLE OF SECURITIES                       AGGREGATE          REGISTRATION
                  TO BE REGISTERED                      OFFERING PRICE*            FEE
- -----------------------------------------------------------------------------------------------
Common Stock, no par value...........................          **               $2,068.97
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

 * Estimated solely for the purpose of determining the registration fee.
** The shares are to be offered at prices not presently determinable. The fee is calculated on the basis of the average of the high and low prices reported on the New York Stock Exchange on July 17, 1995, pursuant to Rule 457(c) and
   (h).
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- --------------------------------------------------------------------------------

                     REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is being filed on Form S-8 to register an additional 300,000 shares of the Registrant's common stock for issuance pursuant to the Piedmont Natural Gas Company Employee Stock Purchase Plan (the "Plan").

     On March 6, 1986, the Registrant filed Registration Statement No. 33-3816, on Form S-8 (the "Prior Registration Statement") in connection with the issuance of shares of the Registrant's common stock pursuant to the Plan. The Prior Registration Statement was amended by Amendment No. 1 (filed on March 13, 1986) and by Post-Effective Amendment No. 1 (filed on March 2, 1994). The contents of the Prior Registration Statement, as amended, are incorporated herein by reference.

     Pursuant to Section E of the rules relating to Form S-8, Registrant is filing: (1) a facing page, (2) a statement that the contents of the Prior Registration Statement, identified by file number, are incorporated by reference, (3) required opinions and consents, (4) the signature page, (5) any information required in this Registration Statement that is not in the Prior Registration Statement, and (6) the information required in Part I pursuant to the Form S-8 rules. In addition, Registrant is filing the Prospectus, as revised, in full text. The filing fee required by Rule 457 of the Securities Act of 1933, as amended, is being paid with respect to the additional securities only.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     To the extent that the information required by this Item is required, it is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     To the extent that the information required by this Item is required, it is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                   PROSPECTUS

                                 300,000 SHARES

                       PIEDMONT NATURAL GAS COMPANY, INC.

                                  COMMON STOCK

                                 (No Par Value)
                          offered as set forth herein
                                  pursuant to

                          PIEDMONT NATURAL GAS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

                             ---------------------

     This Prospectus relates to an additional 300,000 shares of the common stock, no par value (the "Common Stock"), of Piedmont Natural Gas Company, Inc. (the "Company"), to be issued in connection with the Company's Employee Stock Purchase Plan (the "Plan").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
  ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
   CRIMINAL OFFENSE.

                             ---------------------

                 THE DATE OF THIS PROSPECTUS IS JULY 18, 1995.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information...............................................................      1
The Company.........................................................................      1
Description of the Plan.............................................................      1
     Shares Subject to the Plan.....................................................      2
     Eligibility....................................................................      2
     Application for Participation..................................................      2
     Withdrawal from Participation..................................................      3
     Purchase of Stock..............................................................      3
     Stock Price....................................................................      3
     Limitation on Stock Purchase...................................................      3
     Issuance of Stock..............................................................      3
     Transfer or Assignment of Participant's Right to Purchase......................      3
     Termination or Amendments......................................................      3
     Sale of Stock Purchased Under the Plan.........................................      4
     Administration.................................................................      4
     Market Fluctuation.............................................................      4
     Costs..........................................................................      4
     Tax Consequences...............................................................      5
Indemnification.....................................................................      5
Legal Opinions......................................................................      5

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of this material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange ("NYSE"), and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-8 of which this Prospectus is a part, and exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"). Any person to whom a copy of this Prospectus is delivered, upon written or oral request, may obtain without charge a copy of all information incorporated by reference in the Registration Statement (other than Exhibits thereto unless such Exhibits are specifically incorporated by reference into the information the Registration Statement incorporates) by contacting the Company's offices located at 1915 Rexford Road, Charlotte, North Carolina 28211, Attention: Corporate Counsel and Corporate Secretary (704-364-3120).

                                  THE COMPANY

     The Company is an energy and services company primarily engaged in the transportation and sale of natural gas and the sale of propane to over 560,000 residential, commercial, and industrial natural gas and propane customers in North Carolina, South Carolina and Tennessee. The Company's principal executive offices are maintained at 1915 Rexford Road, Post Office Box 33068, Charlotte, North Carolina 28233; telephone number 704-364-3120.

     The Company's utility operations serve over 512,000 natural gas customers. The Company and its non-utility subsidiaries and divisions are also engaged in acquiring, marketing and arranging for the transportation of natural gas to large volume purchasers, in retailing residential and commercial gas appliances and in the sale of propane and propane appliances to over 47,000 customers in the Company's three-state service area.

     In the Carolinas, the Company's service area is comprised of numerous cities, towns and communities including Anderson, Greenville, and Spartanburg in South Carolina and Charlotte, Salisbury, Greensboro, Winston-Salem, High Point, Burlington, and the Hickory area in North Carolina. In Tennessee, the service area is the Nashville metropolitan area, including portions of eight adjoining counties. The Company's propane market is in and adjacent to its natural gas markets in all three states. The Company is principally engaged in the gas distribution industry and has no other reportable industry segments.

     The Company's utility operations are subject to regulation by the North Carolina Utilities Commission ("NCUC") and the Tennessee Public Service Commission ("TPSC") as to the issuance of securities, and by those commissions and by the Public Service Commission of South Carolina as to rates, service area, adequacy of service, safety standards, extensions and abandonment of facilities, accounting and depreciation. The Company is also subject to or affected by various federal regulations.

                            DESCRIPTION OF THE PLAN

     On February 28, 1986, the shareholders of the Company first adopted the Piedmont Natural Gas Company Employee Stock Purchase Plan (the "Plan"), to be effective as of July 1, 1985. The purpose of the Plan is to encourage employees to purchase stock in the Company and thereby to promote increased interest in the successful operation of the Company and to encourage employees to remain in the employ of the Company. Issuance of the initial shares of Common Stock under the Plan was approved by the NCUC and TPSC in 1986. Initially, 75,000 shares of Common Stock, $.50 par value, were reserved for issuance under the Plan. Pursuant to a two-for-one stock split effective March 10, 1986, the number of shares issued or reserved for issuance under the Plan increased to 150,000 shares, $.25 par value, as of the close of business March 10, 1986. Effective March 10, 1993, pursuant to another two-for-one stock split, the number of shares issued or reserved for issuance under the Plan increased to 300,000 shares. In connection with the change of the Company's state of incorporation on March 1, 1994, the Company's Common Stock was designated as no par value.

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     The Plan is summarized in the following paragraphs.

SHARES SUBJECT TO THE PLAN.

     At July 1, 1995, 287,895 shares of Common Stock had been issued pursuant to the Plan and 12,105 shares were reserved for issuance pursuant to the Plan. This Prospectus relates to an additional 300,000 shares of Common Stock authorized for issuance under the Plan by the Company's shareholders on February 24, 1995. Therefore, the total number of shares of Common Stock authorized by the shareholders of the Company but not yet issued is 312,105. The number of shares of Common Stock subject to the Plan is subject to adjustment in the event of a stock dividend, stock split or similar change. The number of shares of Common Stock subject to the Plan may not be increased without shareholder approval and the Company may not buy shares of Common Stock in the open market for the Plan.

ELIGIBILITY.

     All employees of the Company and its subsidiaries are eligible to participate in the Plan on the January 1 or July 1 following the date on which they complete one year of employment except (1) employees whose customary employment is 20 hours or less per week or five months or less in any calendar year and (2) employees who immediately after the grant of an option to purchase would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries.

APPLICATION FOR PARTICIPATION.

     An eligible employee becomes a participant in the Plan by executing and filing with the Employee Stock Purchase Plan Committee a participation application (a) designating the amount to be deducted from his or her pay, which may not exceed 6% of compensation (excluding bonuses and overtime) or be less than $5.00 per payroll period, (b) authorizing the purchase of Common Stock on each Stock Purchase Date (see Purchase of Stock), (c) designating the name in which the Common Stock purchased shall be issued and (d) providing such other information as required. See Issuance of Stock.

     The Plan has two payroll deduction periods, January 1 to June 30 and July 1 to December 31 ("Payroll Deduction Periods"). The application must be received by the Employee Stock Purchase Plan Committee at least ten days before the Payroll Deduction Period for which the employee's participation begins.

     Unless a participant files a new application or withdraws from the Plan, deductions and stock purchases will continue under the authorization on file for as long as the Plan remains in effect.

     A participant may amend his or her application at any time by the execution of a new participation application; however, changes in the amount of payroll deductions will not be effective until the Payroll Deduction Period which begins not less than ten days after receipt of the amended application.

     The Company will accumulate and hold for the participant's account the amounts paid or deducted from his or her pay. No report as to the amount and status of a participant's account will be provided to the participant unless requested. The Plan does not authorize the Company or any other person to create a lien on the amounts being held for a participant's account. No interest will be paid on the amounts so held.

WITHDRAWAL FROM PARTICIPATION.

     A participant may withdraw from the Plan at any time prior to the Stock Purchase Date (see Purchase of Stock) by executing and filing a withdrawal notice with the Employee Stock Purchase Plan Committee. Termination of employment for any reason shall be deemed a withdrawal by a participant as of the date of such termination. Withdrawing or terminating participants will be refunded, without interest, the entire balance of their payroll deductions not previously used to purchase stock. A participant who withdraws from the Plan may enter the Plan again by filing a new participation application.

PURCHASE OF STOCK.

     Twice each year, on the last business day of December and June (the "Stock Purchase Date"), each participant will have purchased for his or her account as many full shares of Common Stock as the accumulated payroll deductions will permit. Any balance remaining to the credit of the participant after the purchase will be carried forward to the next Stock Purchase Date. Within a reasonable time after each Stock Purchase Date, each participant will receive a certificate for any stock purchased and a statement showing the purchase price of such stock and the balance remaining to his or her credit.

STOCK PRICE.

     The purchase price of the Common Stock will be 90 percent of the average of the closing prices as recorded on the Composite Tape of the NYSE for the month during which the purchase takes place; provided, however, the purchase price shall not be less than 85 percent of the fair market value of such stock as of the Stock Purchase Date.

LIMITATION ON STOCK PURCHASE.

     A participant may not purchase in any calendar year under the Plan and in all other "employee stock purchase plans" (as defined in Section 423 of the Code) of the Company and its subsidiaries Common Stock which has a fair market value in excess of $25,000 (determined as of the time the option is granted).

ISSUANCE OF STOCK.

     Certificates for Common Stock purchased pursuant to the Plan will be delivered as soon as practicable after the Stock Purchase Date. The certificate will be issued only in the name of the participant or, if he or she authorizes in writing, the name of the participant and spouse as joint tenants with or without the right of survivorship.

TRANSFER OR ASSIGNMENT OF PARTICIPANT'S RIGHT TO PURCHASE.

     Rights to purchase Common Stock granted to the participant pursuant to the Plan are nontransferable and are exercisable only during the lifetime of the participant while employed by the Company or its subsidiaries. A participant's death terminates participation in the Plan and the right to purchase may not be exercised by the participant's legal representative.

TERMINATION OR AMENDMENTS.

     The Plan and all options to purchase Common Stock may be terminated at any time by the Board of Directors of the Company. The Plan will terminate at the earlier of:

          (i) five years from its adoption by the Board of Directors of the Company, or

          (ii) the date on which all or substantially all of the shares of Common Stock authorized for issuance under the Plan, as amended, shall have been purchased.

     If at any time any shares of Common Stock reserved for issuance under the Plan remain available for purchase, but not in sufficient number to satisfy all of the purchase requirements, the Employee Stock Purchase Plan Committee shall distribute the remaining Common Stock on a pro rata basis among the participants.

     The Board of Directors of the Company may amend the Plan in any respect whatsoever except that, without the approval of shareholders of the Company, no amendment may change the number of shares subject to the Plan, permit the granting of options to persons other than employees of the Company and its subsidiaries, increase the discount granted for purchase of Common Stock or cause the Plan to fail to meet the requirements of Section 423 of the Code.

SALE OF STOCK PURCHASED UNDER THE PLAN.

     The Plan is intended to encourage employee stock ownership and the Company hopes its employees will retain the Common Stock for investment. A participant who is not an affiliate of the Company may, however, sell the Common Stock at any time. Because of certain federal tax requirements, each employee agrees by entering the Plan to give notice to the Employee Stock Purchase Plan Committee if he or she disposes of any Common Stock within two years from the date of the granting of the option or six months after the transfer of the shares to him or her.

     This Prospectus will not be available for reoffers or resales of shares of Common Stock acquired by persons deemed to be "affiliates" of the Company within the meaning of the 1933 Act. Such "affiliates" may accomplish reoffers or resales of such shares of Common Stock pursuant to (i) another appropriate prospectus contained in an effective registration statement under the 1933 Act,
(ii) an appropriate exemption under the 1933 Act or (iii) Rule 144 of the General Rules and Regulations promulgated under the 1933 Act. Acquisitions of shares of Common Stock and dispositions of shares of Common Stock by an officer or director of the Company within any six-month period pursuant to the Plan or otherwise may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the 1934 Act.

ADMINISTRATION.

     The Plan is administered by the Employee Stock Purchase Plan Committee appointed until resignation or removal by the Company's Board of Directors. A member of the committee can be removed at any time by the Board of Directors. The committee interprets and construes the Plan. Members of the committee do not receive compensation for their services as such; however, they will be reimbursed by the Company for their expenses. The present members of the committee and their positions held with the Company and its affiliates are:

           MEMBERS                                        POSITIONS
- ------------------------------  -------------------------------------------------------------
                                Chairman, President and Chief Executive Officer of the
John H. Maxheim...............  Company
Ralph P. Stewart..............  Vice President -- Employee Relations
Kurt R. Hollar................  Director -- Benefits and Risk Management

     The address of each member listed above is 1915 Rexford Road, Charlotte, North Carolina 28211.

MARKET FLUCTUATION.

     The Company will not buy back from a participant Common Stock purchased under the Plan, and the participant assumes the risk of any market fluctuation in the price of such stock.

COSTS.

     The Company will pay all costs of administering the Plan.

TAX CONSEQUENCES.

     The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under Section 423 of the Code, the purchase of stock pursuant to the Plan will not result in taxable income to a participant, and the Company and its subsidiaries will not be allowed any deductions with respect to such stock, provided (1) no disposition of such stock is made by such participant within two years after the date of the offering nor within one year after transfer of such stock to the participant, and (2) at all times beginning with the date of the offering and ending three months prior to the transfer of such stock to the participant, the participant is an employee of the Company or one of its subsidiaries.

     If the holding period requirements are not met, the disposition of the stock will result in taxable ordinary income to the participant in the year of the disposition in an amount equal to the difference between the purchase price and the fair market value of the stock on the day of purchase and, subject to the limits of reasonable compensation, the Company or a subsidiary will be allowed a deduction in such amount. This amount must be reported as ordinary income even if the participant disposed of the stock by gift or made no profit on the sale.

     If the holding period requirements are met, or if the participant dies while holding the stock, the amount that shall be included in gross income as compensation in the year of disposition or the participant's death is equal to the lesser of (a) the excess of the fair market value of the stock at the time of the disposition or death over the option price, or (b) the excess of the fair market value of the stock at the time the option was granted over the option price. The balance, if any, will be accorded long-term capital gain treatment. The Company and its subsidiaries will not be entitled to any deduction.

     THE PRECEDING SUMMARY IS BASED ON THE COMPANY'S INTERPRETATION OF THE CODE AND REGULATIONS PROMULGATED THEREUNDER. THE PRECEDING SUMMARY MAY BE RENDERED INACCURATE BY ANY FUTURE LEGISLATIVE AMENDMENT TO FEDERAL INCOME TAX LAWS OR REGULATIONS OR ANY FUTURE INTERPRETATIONS OF SUCH LAWS OR REGULATIONS BY THE TREASURY DEPARTMENT OR BY COURTS. SPECIFIC QUESTIONS REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN SHOULD BE DISCUSSED WITH THE PARTICIPANT'S TAX ADVISOR.

                                INDEMNIFICATION

     The Company's By-Laws provide that the Company will indemnify any person made a party to any action or proceeding by virtue of such person's position as a director or officer of the Company in the manner and to the same extent permitted by Section 55-8-50 of the North Carolina Business Corporation Act. In addition, the Company maintains a directors' and officers' liability insurance policy designed to protect the Company in the event it is required to pay any amounts to its directors and certain officers as indemnification against loss arising from certain civil claims, including certain claims under the 1933 Act.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                 LEGAL OPINIONS

     Certain legal matters with respect to the Plan and in connection with the issuance of Common Stock pursuant thereto have been passed upon by Martin C. Ruegsegger, 1915 Rexford Road, Charlotte, North Carolina 28211. Mr. Ruegsegger is Corporate Counsel and Corporate Secretary of the Company and is eligible to participate in the Plan. As of July 18, 1995, Mr. Ruegsegger owned an aggregate of 135 shares of Common Stock of the Company.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information, which have heretofore been filed by the Company with the Commission pursuant to the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

          a. The Annual Report of the Company on Form 10-K for the year ended October 31, 1994, filed pursuant to Section 13 of the 1934 Act.

          b. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1995, filed pursuant to Section 13 of the 1934 Act.

          c. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-3 (No. 33-56425), filed November 10, 1994.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be made a part hereof from their respective dates of filing.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following provisions of the North Carolina Business Corporation Act govern indemnification of officers and directors of the Company:

     SECTION 55-8-50. POLICY STATEMENT AND DEFINITIONS.

          (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

          (b) Definitions in this Part:

             (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

             (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

             (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

             (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

             (4a) "Officer," "employee," or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

             (5) "Official capacity" means (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

             (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

             (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     SECTION 55-8-51. AUTHORITY TO INDEMNIFY.

          (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

             (1) He conducted himself in good faith; and

             (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

             (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d) A corporation may not indemnify a director under this section:

             (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

             (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

          (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

          (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

     SECTION 55-8-52. MANDATORY INDEMNIFICATION. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     SECTION 55-8-53. ADVANCE FOR EXPENSES. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

     SECTION 55-8-54. COURT-ORDERED INDEMNIFICATION. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

          (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

          (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

     SECTION 55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

          (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

          (b) The determination shall be made:

             (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

             (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

             (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or
        (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision
        (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

             (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

     SECTION 55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND
AGENTS.  Unless a corporation's articles of incorporation provide otherwise:

          (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for the court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

          (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

          (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     SECTION 55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE.

          (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a
     corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

          (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act of corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaws provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

          (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

     SECTION 55-8-58. APPLICATION OF PART.

          (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

          (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

          (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

     The Company's By-Laws provide that the Company shall indemnify and hold harmless its directors and officers of the Company who are also directors or who are designated by the Board of Directors from time to time as indemnified officers ("indemnified officers") against any obligation to pay any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including but not limited to attorneys' fees of opposing parties ("Liabilities") and for any expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding) (a "Proceeding"), including any Proceeding brought by or on behalf of the Company itself, arising out of their status as directors or officers of the Company. The Company shall also indemnify its directors and indemnified officers for their service at the Company's request as a director, officer, partner, trustee, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company shall not, however, indemnify a director or indemnified officer against Liabilities or expenses incurred on account of activities of such person that at the time taken were known or believed by him or her, or a reasonable person would have or should have known, to be clearly in conflict with the best interests of the Company. The By-Laws further provide that the Company shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted therein, if it is determined that such director or indemnified officer is entitled to indemnification thereunder.

     The Company's Articles of Incorporation, as amended, contain the following provisions:

          ARTICLE 8: A director of the Corporation shall not be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of duty as a director, except for liability with respect to
     (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under N.C.G.S. sec. 55-8-33 (liability for unlawful distributions), (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date on which this Article 8 became effective. As used herein, the term, "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the North Carolina General Statutes are amended after approval by the Corporation's shareholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article 8 shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. The provisions of this Article 8 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been eliminated by the provisions of this Article 8.

     The Company has obtained and maintains a policy for directors' and officers' liability insurance. The policy is designed to protect the Company in the event it is required to pay any amounts to its directors and officers as indemnification against loss arising from certain civil claims, including certain claims under the 1933 Act, which might be made against its directors and officers by reason of any alleged "breach of duty," neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, while acting in their respective capacities as directors or officers of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                                       DESCRIPTION
- ------   ------------------------------------------------------------------------------------
  4.1    -- Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit B to the Proxy Statement included as Exhibit No. 2 of the Company's
            Registration Statement on Form 8-B, dated March 2, 1994, No. 1-6196).
  4.2    -- By-Laws of the Company, as amended (incorporated by reference to Exhibit C to the
            Proxy Statement included as Exhibit No. 2 of the Company's Registration Statement
            on Form 8-B, dated March 2, 1994, No. 1-6196).
  4.3    -- Specimen of certificate of the Company's Common Stock (incorporated by reference to Exhibit No. 3.3 of the Company's Registration Statement on Form 8-B, dated
            March 2, 1994, No. 1-6196).
  5.     -- Opinion of Martin C. Ruegsegger, Esq.
 23.1    -- Consent of Martin C. Ruegsegger, Esq. (included in Exhibit 5).
 23.2    -- Consent of Deloitte & Touche LLP.
 24.1    -- Powers of Attorney.

     Pursuant to Item 8(b) of the rules pertaining to Form S-8, the Registrant has submitted the Plan to the Internal Revenue Service (the "IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     A. Post-Effective Amendments

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

        provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

     B. Filings Incorporating Subsequent Documents by Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 18th day of July, 1995.

                                          PIEDMONT NATURAL GAS COMPANY, INC.

                                          By:      /s/  JOHN H. MAXHEIM

                                            ------------------------------------
                                                      John H. Maxheim
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------

            /s/  JOHN H. MAXHEIM                Director, Chairman of the          July 18, 1995
- ---------------------------------------------     Board, President and Chief
               John H. Maxheim                    Executive Officer

          /s/  DAVID J. DZURICKY                Senior Vice                        July 18, 1995
- ---------------------------------------------     President -- Finance
              David J. Dzuricky                   (Principal Financial
                                                  Officer)

             /s/  BARRY L. GUY                  Vice President and Controller      July 18, 1995
- ---------------------------------------------     (Principal Accounting
                Barry L. Guy                      Officer)

                JERRY W. AMOS*                  Director                           July 18, 1995
- ---------------------------------------------
                Jerry W. Amos
                                                Director
- ---------------------------------------------
               C.M. Butler III

              SAM J. DIGIOVANNI*                Director                           July 18, 1995
- ---------------------------------------------
              Sam J. DiGiovanni

               MURIEL W. HELMS*                 Director                           July 18, 1995
- ---------------------------------------------
               Muriel W. Helms

             JOHN F. MCNAIR III*                Director                           July 18, 1995
- ---------------------------------------------
             John F. McNair III

              NED R. MCWHERTER*                 Director                           July 18, 1995
- ---------------------------------------------
              Ned R. McWherter

                 SIGNATURES                                 TITLE                     DATE
- ---------------------------------------------   -----------------------------   ----------------

          WALTER S. MONTGOMERY, JR.*            Director                           July 18, 1995
- ---------------------------------------------
          Walter S. Montgomery, Jr.

           DONALD S. RUSSELL, JR.*              Director                           July 18, 1995
- ---------------------------------------------
           Donald S. Russell, Jr.

            JOHN E. SIMKINS, JR.*               Director                           July 18, 1995
- ---------------------------------------------
            John E. Simkins, Jr.

*By:     /s/  DAVID J. DZURICKY
- ---------------------------------------------
              David J. Dzuricky
             (Attorney-in-Fact)

    The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 18, 1995.

          /s/  JOHN H. MAXHEIM                  Chairman, President and Chief      July 18, 1995
- ---------------------------------------------     Executive Officer
               John H. Maxheim

         /s/  RALPH P. STEWART                  Vice President -- Employee         July 18, 1995
- ---------------------------------------------     Relations
              Ralph P. Stewart

          /s/  KURT R. HOLLAR                   Director -- Benefits and Risk      July 18, 1995
- ---------------------------------------------     Management
               Kurt R. Hollar

                               INDEX TO EXHIBITS

                                                                                 SEQUENTIALLY
EXHIBIT                                                                            NUMBERED
NUMBER                         DESCRIPTION OF EXHIBITS                               PAGE
- ------   -------------------------------------------------------------------   ----------------
  4.1    -- Articles of Incorporation of the Company, as amended
            (incorporated by reference to Exhibit B to the Proxy Statement included as Exhibit No. 2 of the Company's Registration
            Statement on Form 8-B, dated March 2, 1994, No. 1-6196).
  4.2    -- By-Laws of the Company, as amended (incorporated by reference to
            Exhibit C to the Proxy Statement included as Exhibit No. 2 of the Company's Registration Statement on Form 8-B, dated March 2,
            1994, No. 1-6196).
  4.3    -- Specimen of certificate of the Company's Common Stock
            (incorporated by reference to Exhibit No. 3.3 of the Company's
            Registration Statement on Form 8-B, dated March 2, 1994, No.
            1-6196).
  5.     -- Opinion of Martin C. Ruegsegger, Esq.
 23.1    -- Consent of Martin C. Ruegsegger, Esq. (included in Exhibit 5).
 23.2    -- Consent of Deloitte & Touche LLP.
 24.1    -- Powers of Attorney.